Exhibit 16.1

[PwC Letterhead]

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

January 30, 2013

Commissioners:

We have read the statements made by Mistras Group, Inc.  (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Mistras  Group, Inc. dated January 24, 2013.   We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP